Innovega Inc. (the “Company”) has prepared this Form1-A/A solely for the purpose of filing Exhibits 13.4 through 13.6.

PART III

INDEX TO EXHIBITS

1.1	Issuer Agreement with SI Securities, LLC*

2.1	Second Amended and Restated Certificate of Incorporation*

2.2	Bylaws*

3.1	Form of Amended and restated Stockholders’ Agreement*

3.2	Amendment to 2019 Convertible Promissory Notes*

3.3	Note Purchase Agreement dated as of January 22, 2019, among Innovega Inc. and the investors named therein*

3.4	Form of Simple Agreement for future Equity*

3.5	Form of Note Conversion Acknowledgment*

3.6	Form of SAFE Conversion Acknowledgment*

3.7	Amendment to SAFE Notes Agreement*

4	Form of Subscription Agreement*

6.1	Innovega Inc. 2008 Equity Incentive Plan*

8.1	Form of Escrow Agreement*

11	Auditor’s Consent*

12	Opinion of Sichenzia Ross Ference LLP*

13.1	Innovega Highlights*

13.2	Innovega Profile and Offering Summary*

13.3	Innovega Private Reservation Launch*

13.4	Weekly Deal Newsletter

13.5	Reservation Transactional

13.6	Weekly Highlights

*	Previously filed

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on March 18, 2021.

INNOVEGA INC.

By:	/s/ Stephen Willey
Stephen Willey
Chief Executive Officer

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Stephen Willey	March 18, 2021
Stephen Willey
Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director

/s/ Jerome Legerton
Jerome Legerton	March 18, 2021
Chief Clinical & Regulatory Officer, Secretary, Director

/s/ Shane Kim	March 18, 2021
Shane Kim
Director

/s/ Jeff Bradley	March 18, 2021
Jeff Bradley
Director